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                               AMENDMENT NO. 3 TO
                                RIGHTS AGREEMENT

     This AMENDMENT NO. 3 TO RIGHTS AGREEMENT (this "AMENDMENT") is entered into by FOREST OIL CORPORATION, a New York corporation (the "COMPANY"), and CHASEMELLON SHAREHOLDER SERVICES L.L.C., a New York limited liability company, as rights agent (the "RIGHTS AGENT"), this 1st day of September, 1998.

     The Company and the Rights Agent entered into a Rights Agreement dated as of October 14, 1993 and amended as of July 27, 1995 and July 25, 1998 (the "RIGHTS AGREEMENT").

     The Board of Directors of the Company (the "BOARD"), in approving an amendment to the Shareholders Agreement dated as of July 27, 1995 between the Company and The Anschutz Corporation ("PURCHASER"), as amended (the "SHAREHOLDERS AGREEMENT"), also approved certain amendments to the Rights Agreement; and

     NOW, THEREFORE, the parties agree as follows:

     1. Notwithstanding any other provision of the Rights Agreement (a) the acquisition by the Purchaser or any of its Affiliates (as defined in the Rights Agreement) of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of capital stock of the Company, any rights to subscribe for or to purchase, any options for the purchase of, and any calls, commitments or claims of any character relating to shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any of the foregoing (collectively, "Equity Securities") and the "beneficial ownership" (as defined in the Rights Agreement) by any of the Purchaser and its Affiliates of any Equity Securities, in each case to the extent, and only to the extent, such acquisition or beneficial ownership is not expressly prohibited by the Shareholders Agreement, will not cause or permit the Rights to become exercisable, the Rights to be separated from the stock certificates to which they are attached or any provision of the Rights Agreement to apply to the Purchaser or any other person by reason of or in connection with the acquisition or "beneficial ownership" of any Equity Securities by the Purchaser or any of its affiliates, including, without limitation, the designation of the Purchaser or any other person as an Acquiring Person (as defined in the Rights Agreement), the occurrence of a Distribution Date (as defined in the Rights Agreement) and the occurrence of a Shares Acquisition Date (as defined in the Rights Agreement), and (b) for purposes of this Rights Agreement, none of the Purchaser and its Affiliates shall at any time be deemed to be the Beneficial Owner (as defined in the Rights Agreement) of any Equity Securities to the extent, and only to the extent, Purchaser's beneficial ownership of such Equity Securities is not expressly prohibited by the Shareholders Agreement.

     2. Except as otherwise amended herein, all provisions of the Rights Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

     3. This Amendment may be executed in any number of counterparts, each of such shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers, each of whom is duly authorized, as of the date first written above.

                                        FOREST OIL CORPORATION


                                        By:  /s/ Daniel L. McNamara
                                           ------------------------------------
                                        Name:    DANIEL L. McNAMARA
                                             ----------------------------------
                                        Title:   Secretary
                                              ---------------------------------

                                        CHASEMELLON SHAREHOLDER SERVICES L.L.C.


                                        By:      /s/ James E. Hagan
                                           ------------------------------------
                                        Name:        JAMES E. HAGAN
                                             ----------------------------------
                                        Title:       Vice President
                                              ---------------------------------


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